FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2022 FIRST QUARTER RESULTS
LOUISVILLE, Ky. (April 27, 2022) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "we", "us", "our") today reported business results for the first quarter ended March 31, 2022.
First Quarter 2022 Highlights
•Record First Quarter 2022 results:
–Record net revenue of $364.1 million compared to $324.3 million in first quarter 2021
–Record net income of $42.1 million compared to $36.1 million in first quarter 2021
–Record Adjusted EBITDA of $128.5 million compared to $110.6 million in first quarter 2021
•Our Gaming segment delivered double digit revenue and Adjusted EBITDA growth in first quarter 2022 compared to first quarter 2021
•Announced a definitive agreement to acquire substantially all of the assets of Peninsula Pacific Entertainment LLC ("P2E") for total consideration of $2.485 billion
–Completed the financing for the P2E acquisition by closing a $1.2 billion senior secured revolver due 2027, an $800 million senior secured delayed draw term loan A due 2027, and issuing $1.2 billion of senior secured notes due 2030 on April 13, 2022
•Completed the first two phases of the previously announced $90 million expansion of Rivers Casino Des Plaines ("Rivers Des Plaines")
•Announced a definitive agreement to acquire Chasers Poker Room in Salem, New Hampshire, with plans to develop an expanded charitable gaming facility to accommodate historical racing machines ("HRMs") with a total investment of up to $150 million

CONSOLIDATED RESULTS

	First Quarter
(in millions, except per share data)	2022	2021

Net revenue	$364.1	$324.3
Net income	$42.1	$36.1
Diluted EPS	$1.08	$0.91
Adjusted EBITDA(a)	$128.5	$110.6

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.
First Quarter 2022 Results
The Company's first quarter of 2022 net income was $42.1 million compared to $36.1 million in the prior year's first quarter.
The following items impacted the comparability of the Company's first quarter net income:
•$6.3 million after-tax increase in transaction, pre-opening and other expenses from the prior year quarter related primarily to pre-opening expenses for Turfway Park and P2E transaction expenses;

•$3.5 million after-tax non-cash impairment charge driven by the decision to exit the direct online Sports and Casino business; and
•$0.7 million primarily related to our equity portion of Miami Valley Gaming's after-tax non-cash impairment charge related to prior expansion plans.
These increases were partially offset by:
•$4.5 million after-tax benefit increase related to our equity portion of the non-cash change in the fair value of Rivers Des Plaines' interest rate swaps; and
•$0.7 million after-tax decrease related to our equity portion of Rivers Des Plaines' legal reserves and transaction costs.
Excluding the items above, first quarter 2022 net income increased $11.3 million primarily due to the following:
•$12.9 million after-tax increase from the prior year quarter driven by the results of our operations and equity income from our unconsolidated affiliates,
•Partially offset by $1.6 million after-tax increase from the prior year quarter in interest expense associated with higher outstanding debt balances.

SEGMENT RESULTS
During the first quarter of 2022, we updated our operating segments to include the results of our United Tote business in the TwinSpires segment. We are evolving our strategy to integrate the United Tote offering with TwinSpires Horse Racing, which we believe will create additional business to business revenue opportunities. Results of our United Tote business were previously included in our All Other segment.
The summaries below present net revenue from external customers and intercompany revenue from each of our reportable segments:
Live and Historical Racing

	First Quarter
(in millions)	2022	2021

Net revenue	$87.2	$64.7
Adjusted EBITDA	27.9	18.3
For the first quarter of 2022, net revenue increased $22.5 million due primarily to an $11.0 million increase at Oak Grove Racing, Gaming and Hotel ("Oak Grove"), a $9.9 million increase from Derby City Gaming, and a $1.9 million increase at Newport Racing & Gaming ("Newport"). Oak Grove and Derby City Gaming reflected the benefit of the elimination of the operating restrictions that were in place during the first quarter of 2021 and overall continued growth in the businesses.
Adjusted EBITDA increased $9.6 million due to a $5.3 million increase at Oak Grove, a $5.2 million increase at Derby City Gaming, and a $0.7 million increase at Newport from the increase in net revenue. Partially offsetting these increases was a $1.2 million decrease at Churchill Downs Racetrack due to the timing of Derby Week expenses and a $0.4 million decrease from higher expenses at Turfway Park.

TwinSpires

	First Quarter
(in millions)	2022	2021

Net revenue	$101.4	$105.0
Adjusted EBITDA	24.1	23.1
For the first quarter of 2022, net revenue decreased $3.6 million from the prior year quarter primarily due to a $6.9 million decrease from Horse Racing that was partially offset by a $3.3 million increase from Sports and Casino. Horse Racing net revenue decreased as a portion of our patrons returned to wagering at brick-and-mortar facilities in the current quarter instead of wagering online. Sports and Casino net revenue increased as a result of our expansion into additional states during 2021.
Adjusted EBITDA increased $1.0 million primarily due to a $3.7 million increase from our Sports and Casino business due to decreased marketing and promotional activities and a $0.6 million increase at United Tote. Partially offsetting these increases was a decrease from Horse Racing of $3.3 million due to the reduction in net revenue.
Gaming

	First Quarter
(in millions)	2022	2021

Net revenue	$179.2	$154.0
Adjusted EBITDA	91.1	82.4
For the first quarter of 2022, net revenue increased $25.2 million primarily due to certain capacity restrictions on patrons and gaming during the prior year quarter that were no longer in place at Oxford, Calder, and Presque Isle.
Adjusted EBITDA increased $8.7 million driven by a $5.6 million increase at our wholly-owned Gaming properties due to increased net revenue and a $3.1 million increase from our equity investments, both of which were due to certain capacity restrictions on patrons and gaming during the prior year quarter.
All Other
For the first quarter of 2022, All Other Adjusted EBITDA decreased $1.4 million driven by a $2.6 million increase in legal fees and timing of other Corporate expenses that was partially offset by a $1.2 million decrease in the Arlington operating loss in the current year quarter compared to the prior year quarter as a result of Arlington ceasing racing and simulcast operations at the end of 2021. We are excluding Arlington's operating results from Adjusted EBITDA in 2022 pending the sale of the property to the Chicago Bears.

CAPITAL MANAGEMENT
Share Repurchase Program:
The Company repurchased 116,863 shares of its common stock in conjunction with its publicly announced share repurchase program at a total cost of $25.0 million in the first quarter of 2022. We had approximately $420.6 million repurchase authority remaining under this program as of March 31, 2022.
April 2022 Financing Transactions:
On April 13, 2022, the Company announced an amendment of its senior secured credit agreement (the “Credit Agreement Amendment”) to extend the maturity date of its existing revolving credit facility to 2027 and to increase the commitments under the existing revolving credit facility from $700 million to

$1.2 billion (the "Revolver"). The Credit Agreement Amendment also provides for a senior secured delayed draw term loan A credit facility due 2027 in the amount of $800 million (the “Delayed Draw Term Loan A”) and makes certain other changes to its existing credit agreement. The interest rate applicable to borrowings on the Revolver and Delayed Draw Term Loan A will be secured financing overnight rate-based plus a spread, determined by the Company’s total net leverage ratio. The Company also successfully closed into escrow the previously announced offering of $1.2 billion in aggregate principal amount of its 5.750% senior notes due 2030.
Conference Call
A conference call regarding this news release is scheduled for Thursday, April 28, 2022, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 9395627 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Thursday, April 28, 2022, and will continue to be available for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Rivers Des Plaines; Rivers Des Plaines' legal reserves and transaction costs; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes the Company's portion of EBITDA from our equity investments.

Adjusted EBITDA excludes:
•Transaction expense, net which includes:
–Acquisition, disposition, and land sale related charges;
–Direct online Sports and Casino business exit costs; and
–Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Rivers Des Plaines' impact on our investments in unconsolidated affiliates from:
–The impact of changes in fair value of interest rate swaps; and
–Legal reserves and transaction costs;
•Asset impairments;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries and expenses.
As of December 31, 2021, Arlington ceased racing and simulcast operations given the pending sale of the property to the Chicago Bears. Arlington's operating loss in the current year quarter was treated as an adjustment to EBITDA and is included in other Other expenses, net in the Reconciliation of Comprehensive Income to Adjusted EBITDA.
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the consolidated statements of comprehensive income. Refer to the Reconciliation of Comprehensive Income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event, the Kentucky Derby. We own and operate three entertainment venues with approximately 3,050 HRMs in Kentucky. We also own and operate TwinSpires, one of the largest and most profitable online wagering platforms for horse racing in the U.S. and we have nine retail sportsbooks. We are also a leader in brick-and-mortar casino gaming in eight states with approximately 11,000 slot machines and video lottery terminals and 200 table games. Additional information about Churchill Downs Incorporated can be found online at www.churchilldownsincorporated.com.

This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words or similar expressions (or negative versions of such words or expressions).

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, among others, that may materially affect actual results or outcomes include the following: the receipt of regulatory approvals on terms desired or anticipated, unanticipated difficulties or expenditures relating to the proposed transaction, including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the proposed transaction within the expected time period (if at all), our ability to obtain financing on the anticipated terms and schedule, disruptions of our or P2E’s current plans, operations and relationships with customers and suppliers caused by the announcement and pendency of the proposed transaction, our and P2E’s ability to consummate a sale-leaseback transaction with respect to the Hard Rock Sioux City on terms desired or anticipated, the impact of the novel coronavirus (COVID-19) pandemic, including the emergence of variant strains, and related economic matters on our results of operations, financial conditions and prospects; the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; the impact of significant competition, and the expectation the competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; loss of key or highly skilled personnel; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and HRM manufacturing and other technology conditions that could impose additional costs; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; inability to successfully focus on market access and retail operations for our TwinSpires Sports and Casino business and effectively compete; inability to identify and / or complete acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; general risks related to real estate ownership and significant expenditures, including fluctuations in market values and environmental regulations; reliance on our technology services and catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach, including customers’ personal information, could lead to government enforcement actions or other litigation; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; payment-related risks, such as risk associated with fraudulent credit card and debit card use; work stoppages and labor issues; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; and increase in our insurance costs, or obtain similar insurance coverage in the future, and inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
(in millions, except per common share data)	2022	2021
Net revenue:
Live and Historical Racing	$86.0	$63.2
TwinSpires	100.3	103.5
Gaming	177.3	152.0
All Other	0.5	5.6
Total net revenue	364.1	324.3
Operating expense:
Live and Historical Racing	67.7	54.7
TwinSpires	74.9	77.5
Gaming	125.2	106.3
All Other	3.1	8.8
Selling, general and administrative expense	35.9	30.2
Asset impairments	4.9	—
Transaction expense, net	5.0	0.1
Total operating expense	316.7	277.6
Operating income	47.4	46.7
Other income (expense):
Interest expense, net	(21.3)	(19.4)
Equity in income of unconsolidated affiliates	32.5	24.9
Miscellaneous, net	—	0.1
Total other income (expense)	11.2	5.6
Income from operations before provision for income taxes	58.6	52.3
Income tax provision	(16.5)	(16.2)
Net income	$42.1	$36.1

Net income per common share data:
Basic net income	$1.10	$0.93
Diluted net income	$1.08	$0.91
Weighted average shares outstanding:
Basic	38.3	39.0
Diluted	38.8	39.6

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$294.5	$291.3
Restricted cash	65.5	64.3
Accounts receivable, net	46.0	42.3
Income taxes receivable	59.8	66.0
Other current assets	54.5	37.6
Total current assets	520.3	501.5
Property and equipment, net	1,035.8	994.9
Investment in and advances to unconsolidated affiliates	655.5	663.6
Goodwill	366.8	366.8
Other intangible assets, net	351.9	348.1
Other assets	18.8	18.9
Long-term assets held for sale	87.8	87.8
Total assets	$3,036.9	$2,981.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$96.9	$81.6
Accrued expenses and other current liabilities	224.3	232.6
Current deferred revenue	104.0	47.7
Current maturities of long-term debt	7.0	7.0
Dividends payable	—	26.1
Total current liabilities	432.2	395.0
Long-term debt, net of current maturities and loan origination fees	667.2	668.6
Notes payable, net of debt issuance costs	1,292.7	1,292.4
Non-current deferred revenue	13.3	13.3
Deferred income taxes	263.1	252.9
Other liabilities	50.6	52.6
Total liabilities	2,719.1	2,674.8
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	—	—
Retained earnings	318.7	307.7
Accumulated other comprehensive loss	(0.9)	(0.9)
Total shareholders' equity	317.8	306.8
Total liabilities and shareholders' equity	$3,036.9	$2,981.6

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(in millions)	2022	2021
Cash flows from operating activities:
Net income	$42.1	$36.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25.1	26.0
Distributions from unconsolidated affiliates	40.6	22.0
Equity in income of unconsolidated affiliates	(32.5)	(24.9)
Stock-based compensation	7.0	5.5
Deferred income taxes	10.2	5.7
Asset impairments	4.9	—
Amortization of operating lease assets	1.3	0.2
Other	1.2	1.2
Changes in operating assets and liabilities:
Income taxes	6.4	9.2
Deferred revenue	56.3	21.0
Other assets and liabilities	(27.4)	2.2
Net cash provided by operating activities	135.2	104.2
Cash flows from investing activities:
Capital maintenance expenditures	(10.0)	(4.7)
Capital project expenditures	(45.5)	(7.6)
Other	(7.3)	—
Net cash used in investing activities	(62.8)	(12.3)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	—	780.8
Repayments of borrowings under long-term debt obligations	(1.8)	(425.7)
Payment of dividends	(25.7)	(24.8)
Repurchase of common stock	(24.3)	(193.9)
Taxes paid related to net share settlement of stock awards	(13.1)	(12.6)
Debt issuance costs	—	(5.8)
Change in bank overdraft	(3.0)	(12.8)
Other	(0.1)	1.6
Net cash (used in) provided by financing activities	(68.0)	106.8
Cash flows from discontinued operations:
Operating activities of discontinued operations	—	(124.0)
Net increase in cash, cash equivalents and restricted cash	4.4	74.7
Cash, cash equivalents and restricted cash, beginning of period	355.6	121.0
Cash, cash equivalents and restricted cash, end of period	$360.0	$195.7

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2022	2021
GAAP net income	$42.1	$36.1

Adjustments, continuing operations:
Changes in fair value of interest rate swaps related to Rivers Des Plaines	(10.4)	(4.2)
Legal reserves and transaction costs related to Rivers Des Plaines	0.3	1.3
Other charges	1.0	—
Transaction, pre-opening, and other expense	9.6	0.7
Asset impairments	4.9	—
Income tax impact on net income adjustments (a)	(1.6)	0.7
Total adjustments	3.8	(1.5)
Adjusted net income attributable to Churchill Downs Incorporated	$45.9	$34.6

Adjusted diluted EPS	$1.18	$0.87

Weighted average shares outstanding - Diluted	38.8	39.6

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

	Three Months Ended March 31,
(in millions)	2022	2021
Total Handle
Churchill Downs Racetrack	$4.4	$3.8
TwinSpires Horse Racing(a)	394.9	443.1
(a) Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2022	2021
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$2.0	$2.0
Derby City Gaming	42.8	32.9
Oak Grove	30.4	19.4
Turfway Park	4.5	4.5
Newport	6.3	4.4
Total Live and Historical Racing	86.0	63.2
TwinSpires:
Horse Racing	90.0	96.5
Sports and Casino	10.3	7.0
Total TwinSpires	100.3	103.5
Gaming:
Fair Grounds and VSI	41.5	38.3
Presque Isle	27.2	23.8
Ocean Downs	21.3	20.0
Calder	27.0	20.9
Oxford	26.8	15.7
Riverwalk	14.4	14.4
Harlow’s	13.1	14.0
Lady Luck Nemacolin	6.0	4.9
Total Gaming	177.3	152.0
All Other	0.5	5.6
Net revenue from external customers	$364.1	$324.3

Intercompany net revenue:
Live and Historical Racing	$1.2	$1.5
TwinSpires	1.1	1.5
Gaming	1.9	2.0
All Other	—	1.6
Eliminations	(4.2)	(6.6)
Intercompany net revenue	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$5.6	$81.5	$12.9	$100.0	$—	$100.0
Historical racing(a)	73.6	—	—	73.6	—	73.6
Racing event-related services	0.5	—	0.4	0.9	—	0.9
Gaming(a)	—	10.3	150.9	161.2	—	161.2
Other(a)	6.3	8.5	13.1	27.9	0.5	28.4
Total	$86.0	$100.3	$177.3	$363.6	$0.5	$364.1

	Three Months Ended March 31, 2021
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$5.9	$89.2	$11.7	$106.8	$5.1	$111.9
Historical racing(a)	52.9	—	—	52.9	—	52.9
Racing event-related services	—	—	0.7	0.7	—	0.7
Gaming(a)	—	7.0	132.5	139.5	—	139.5
Other(a)	4.4	7.3	7.1	18.8	0.5	19.3
Total	$63.2	$103.5	$152.0	$318.7	$5.6	$324.3
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $7.0 million for the three months ended March 31, 2022 and $3.7 million for the three months ended March 31, 2021.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended March 31, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$87.2	$101.4	$179.2	$367.8	$0.1	$(4.2)	$363.7

Taxes and purses	(26.8)	(7.5)	(67.3)	(101.6)	—	—	(101.6)
Marketing and advertising	(2.9)	(5.1)	(3.5)	(11.5)	—	—	(11.5)
Salaries and benefits	(10.9)	(6.7)	(23.9)	(41.5)	—	—	(41.5)
Content expense	(0.6)	(43.1)	(1.5)	(45.2)	—	3.9	(41.3)
Selling, general and administrative expense	(3.3)	(2.6)	(6.6)	(12.5)	(14.5)	0.3	(26.7)
Other operating expense	(14.8)	(12.3)	(20.0)	(47.1)	(0.2)	—	(47.3)
Other income	—	—	34.7	34.7	—	—	34.7
Adjusted EBITDA	$27.9	$24.1	$91.1	$143.1	$(14.6)	$—	$128.5

	Three Months Ended March 31, 2021
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$64.7	$105.0	$154.0	$323.7	$7.2	$(6.6)	$324.3

Taxes and purses	(20.0)	(6.4)	(59.3)	(85.7)	(3.1)	—	(88.8)
Marketing and advertising	(2.1)	(8.5)	(1.4)	(12.0)	(0.1)	—	(12.1)
Salaries and benefits	(10.0)	(6.2)	(19.9)	(36.1)	(1.2)	—	(37.3)
Content expense	(0.6)	(46.5)	(1.0)	(48.1)	(1.3)	6.2	(43.2)
Selling, general and administrative expense	(3.0)	(2.6)	(6.0)	(11.6)	(12.6)	0.3	(23.9)
Other operating expense	(10.7)	(11.7)	(15.5)	(37.9)	(2.2)	0.1	(40.0)
Other income	—	—	31.5	31.5	0.1	—	31.6
Adjusted EBITDA	$18.3	$23.1	$82.4	$123.8	$(13.2)	$—	$110.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2022	2021
Reconciliation of Comprehensive Income to Adjusted EBITDA:
Net income and comprehensive income	$42.1	$36.1

Additions:
Depreciation and amortization	25.1	26.0
Interest expense	21.3	19.4
Income tax provision	16.5	16.2
EBITDA	$105.0	$97.7

Adjustments to EBITDA:
Stock-based compensation expense	$7.0	$5.5
Pre-opening expense	2.1	0.6
Other expenses, net	2.5	—
Asset impairments	4.9	—
Transaction expense, net	5.0	0.1
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	11.1	9.6
Changes in fair value of Rivers Des Plaines' interest rate swaps	(10.4)	(4.2)
Rivers Des Plaines' legal reserves and transaction costs	0.3	1.3
Other charges	1.0	—
Total adjustments to EBITDA	23.5	12.9
Adjusted EBITDA	$128.5	$110.6

Adjusted EBITDA by segment:
Live and Historical Racing	$27.9	$18.3
TwinSpires	24.1	23.1
Gaming	91.1	82.4
Total segment Adjusted EBITDA	143.1	123.8
All Other	(14.6)	(13.2)
Total Adjusted EBITDA	$128.5	$110.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended March 31,
(in millions)	2022	2021
Net revenue	$177.2	$138.7

Operating and SG&A expense	118.2	85.6
Depreciation and amortization	5.3	4.3
Total operating expense	123.5	89.9
Operating income	53.7	48.8
Interest and other expense, net	4.1	(4.6)
Net income	$57.8	$44.2

	Summarized Balance Sheet
(in millions)	March 31, 2022	December 31, 2021
Assets
Current assets	$96.8	$96.0
Property and equipment, net	336.4	312.3
Other assets, net	263.5	264.1
Total assets	$696.7	$672.4

Liabilities and Members' Deficit
Current liabilities	$128.6	$95.3
Long-term debt	807.4	786.9
Other liabilities	3.6	20.6
Members' deficit	(242.9)	(230.4)
Total liabilities and members' deficit	$696.7	$672.4

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Planned capital projects for the Company are as follows:

(in millions)	Project	Target Completion	Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack	Home Stretch Club	May 2022	$45
	Turn 1 Experience	May 2023	$90
	Paddock / Under the Spires	May 2024	$185 - $200
Turfway Park	HRM Facility	September 2022	$148
Derby City Gaming	Expansion and Hotel	Late 2022 / Second Quarter 2023	$76
Derby City Gaming Downtown	Property Build Out	Second Quarter 2023	$80
Oak Grove	Oak Grove Annex	TBD	TBD
New Hampshire Charitable Gaming Facility	Acquisition and Property Build Out	TBD	$150

Gaming Segment
Managed Properties
Queen of Terre Haute Casino Resort	Property Build Out	Late 2023	up to $260
Fair Grounds and VSI	HRMs in OTBs	2022	$35
Equity Investments
Rivers Des Plaines(a)	Expansion	Spring 2022	$90
Miami Valley Gaming(a)	Outdoor Gaming Patio Expansion	Third Quarter 2022	$12
(a)Capital investments at Rivers Des Plaines and Miami Valley Gaming are funded through operating cash flow and debt facilities at the joint venture entity and are not funded by CDI.